QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

Independent Auditors' Consent

        We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement of DRS Technologies, Inc. on Form S-4 of our reports dated January 30, 2003 (February 27, 2003 as to Note 17) (which reports express an unqualified opinion and include an explanatory paragraph referring to Integrated Defense Technologies, Inc.'s change in its method of accounting for goodwill), appearing in and incorporated by reference in the Annual Report on Form 10-K of Integrated Defense Technologies, Inc. for the year ended December 31, 2002, and our report dated January 10, 2003 (relating to the financial statements of BAE SYSTEMS Aerospace Electronics Gaithersburg Operation not presented separately herein), appearing in the Current Report on Form 8-K of Integrated Defense Technologies, Inc. dated November 1, 2002, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
Birmingham, Alabama
October 6, 2003

QuickLinks

Independent Auditors' Consent